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                                                                     Exhibit 4.3



                                 AMENDMENT NO. 2 TO
                   THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

          AMENDMENT NO. 2 dated as of January 26, 1998 to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997 (as heretofore amended, the "Stockholders Agreement") among KMC Telecom Holdings, Inc., Nassau Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine, AT&T Credit Corporation, General Electric Capital Corporation, CoreStates Bank, N.A., and CoreStates Holdings, Inc.

                                W I T N E S S E T H

     WHEREAS, the parties to the Stockholders Agreement entered into a letter agreement, dated January 6, 1998, pursuant to which it was agreed that the Stockholders Agreement would be amended to permit the grant of certain registration rights in connection with a proposed high yield debt and equity offering currently contemplated by the Company; and

     WHEREAS, the parties hereto desire to make such amendments to the Stockholders Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms defined in the Stockholders Agreement and used herein are so used as so defined. In addition, the following terms shall have the meanings set forth below:

          "HYDEO" means the offering and sale of not more than 460,800 Units, each Unit consisting of $1,000 principal amount at maturity of Senior Discount Notes due 2008 of the Company and one warrant to purchase Common Stock, substantially in the manner contemplated by the Purchase Agreement dated January 26, 1998 between the Company and Morgan Stanley & Co. Incorporated.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of January 26, 1998 between the Company and Morgan Stanley & Co. Incorporated, relating to the granting by the Company of registration rights with respect to the Senior Discount Notes.

          "SENIOR DISCOUNT NOTES" means the Senior Discount Notes due 2008 of the Company comprising a portion of the Units.

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                                                                               2


          "UNITS" means the Units offered and sold pursuant to the HYDEO.

          "WARRANT REGISTRATION RIGHTS AGREEMENT" means the Warrant Registration Rights Agreement dated as of January 26, 1998 between the Company and Morgan Stanley & Co. Incorporated, relating to the granting by the Company of registration rights with respect to the Warrant Shares.

          "WARRANT SHARES" means shares of Common Stock issuable upon exercise of Warrants, such other securities as shall be issuable upon the exercise of Warrants, or shares of Common Stock or other securities received upon the exercise of Warrants.

          "WARRANTS" means the Warrants comprising a portion of the Units.

          2. AMENDMENTS TO SECTIONS 6.1 AND 6.2 OF THE STOCKHOLDERS AGREEMENT. Sections 6.1 and 6.2 of the Stockholders Agreement are amended to read as follows:

          6.1  DEMAND REGISTRATIONS.

          (a) RIGHT TO DEMAND. At any time and from time to time following the earlier of June 5, 2000 and the Demand Rights Commencement Date, each of Nassau, Kamine, AT&T and the Majority Series C Holders (each of which is referred to in this Section 6 as a "Demand Holder") may request the Company to register its Registrable Securities in the manner set forth herein by written notice (the "REGISTRATION NOTICE") to the Company only if a disposition of the Registrable Securities may not, in the opinion of the Demand Holder, be effected in the public marketplace (as opposed to a private transaction under the Securities
Act) at equally favorable net terms to the Demand Holder without registration of such shares under the Securities Act. In the event that the Company receives a Registration Notice, the Company shall effect a registration under the Securities Act of the number of Registrable Securities determined in accordance with Section 6.1(c) on Form S-1 or any similar long-form registration ("LONG-FORM REGISTRATIONS") or on Form S-2 or S-3 or any similar short-form registration ("SHORT-FORM REGISTRATIONS") if available. All registrations requested pursuant to this Section 6.1(a) are referred to herein as "DEMAND REGISTRATIONS.

          (b) NUMBER OF DEMAND REGISTRATIONS. Each of Nassau and Kamine will be entitled following the earlier of June 5, 2000 and the Demand Rights Commencement Date to obtain up to two (2) Long-Form Registrations and two (2) Short-Form Registrations. So long as AT&T or any of its Affiliates shall hold any Registrable Securities, then AT&T, or if AT&T and its Affiliates


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                                                                               3

no longer hold any Registrable Securities, then the holders of at least 50% of the aggregate number of Registrable Securities transferred by AT&T which are Registrable Securities on the date such request is being made, will be entitled following the earlier of June 5, 2000 and the Demand Rights Commencement Date to obtain up to an aggregate of two (2) Registrations (which may be Short-Form Registrations, at the Company's option, if the Company is then eligible therefor). The Majority Series C Holders (for themselves and on behalf of all Stockholders holding shares of Common Stock into which shares of Series C Convertible Preferred Stock have been, or may be, converted) will be entitled following the earlier of June 5, 2000 and the Demand Rights Commencement Date to obtain up to an aggregate of two (2) Registrations (which may be Short-Form Registrations, at the Company's option, if the Company is then eligible therefor). A registration will not count as a Long-Form Registration or Short-Form Registration, as the case may be, until such Demand Registration has become effective and unless the Demand Holder is able to register and sell at least 66 2/3% of the Registrable Securities requested to be included in such registration. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities. The Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 6.1(b) (including the Company's internal costs in proceeding on such request, as reasonably determined by the Company's Board of Directors) if the registration request is subsequently withdrawn, unless the Demand Holder agrees to treat the withdrawn request as a registration undertaken pursuant to this Section 6.1(b); PROVIDED, that if the Demand Holder withdraws a request as a result of a material adverse change in the condition, business or prospects of the Company or in the market for the Company's securities from that known to the Demand Holder at the time of its request, the Company, and not the Demand Holder, shall be required to pay all the expenses relating to the proposed registration and such request shall not be treated as a registration for purposes of this Section 6.1(b).

          (c) DEMAND REGISTRATIONS. Within (a) 75 days after the Company receives a Registration Notice with respect to the first offer for sale of Shares pursuant to an effective registration statement filed by the Company under the Securities Act or (b) within 45 days after the Company receives a Registration Notice with respect to any other demand registration, the Company shall file with the SEC a registration statement under the Securities Act for such Demand Registration. The Company shall use its best efforts to cause the Demand Registration to be declared effective under the Securities Act as soon as is practical after filing, and once effective, the Company shall cause such Demand Registration to remain effective for such time period as is


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                                                                               4


specified in such request, but for no time period longer than the period ending on the earlier of (i) the one-year anniversary of the effective date of such Demand Registration, (ii) the date on which all Registrable Securities have been sold pursuant to the Demand Registration or (iii) the date as of which there are no longer any Registrable Securities in existence. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering.

          (d) PRIORITY ON DEMAND REGISTRATIONS. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Demand Holder; provided, however, that no such consent shall be required in connection with the inclusion in any Demand Registration of the Senior Discount Notes and Warrant Shares as and to the extent provided below. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the price, timing or distribution of the offering, the Company will include in such registration, (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities, on the basis of the number of shares of Registrable Securities owned by each such holder and requested to be included therein and (ii) second, other securities, if any, requested to be included in such registration. Any Persons other than holders of Registrable Securities who participate in Demand Registrations must pay their proportionate share of the Registration Expenses as provided in Section 6.5 hereof that are not borne by the Company.

          (e) RESTRICTIONS ON DEMAND REGISTRATIONS. The Company will not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration. If at the time of any request to register Registrable Securities pursuant to Section 6.1 hereof, the Company is engaged, or has fixed plans to engage within 90 days of the time of the request, in a registered public offering as to which the Stockholders may include such Registrable Securities pursuant to Section 6.2 hereof or is engaged in any activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 60 days from the effective date of such offering, or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once within any twelve month

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                                                                               5


period.

          (f) SELECTION OF UNDERWRITERS. In the case of a Demand Registration, the Company shall have the right to select the investment banker or bankers, underwriters and managers to administer the offering; PROVIDED, HOWEVER, that such investment banker or bankers underwriters and managers shall be reasonably satisfactory to the Demand Holder.

          (g) OTHER REGISTRATION RIGHTS. (i) Within the limitations prescribed by this paragraph (i), but not otherwise, the Company may grant to subsequent investors in the Company rights of incidental registration (such as those provided in Section 6.2). Such rights may only pertain to the Senior Discount Notes and Warrant Shares, in the case of the HYDEO, and, otherwise, shares of Common Stock, including shares of Common Stock into which any other securities may be converted. Such rights may be granted with respect to (a) registrations actually requested by a Demand Holder pursuant to Section 6.1, but only in respect of that portion of any such registration as remains after inclusion of all Registrable Securities requested by the Demand Holder and
(b) registrations initiated by the Company, but only in respect of that portion of such registration as is available under the limitations set forth in
Section 6.2(c) (which limitations shall apply pro rata to all holders of Registrable Securities) and such rights shall be limited in all cases to sharing in the available portion of the registration in question with holders of Registrable Securities and other investors as provided in Section 6.2(c), such sharing to be based on the number of shares of Common Stock held by the respective holders of Registrable Securities and held by such other investors, plus the number of shares of Common Stock into which other securities held by the holders of Registrable Securities and such other investors are convertible, which are entitled to registration rights. With respect to registrations which are for underwritten public offerings, "available portion" as used above shall mean the portion of the underwritten shares which is available as specified in clauses (a) and (b) of the third sentence of this paragraph (i). Shares not included in such underwriting shall not be registered.

               (ii) The Company may not grant to subsequent investors in the Company rights of registration upon request (such as those provided in Section 6.1) unless (a) such rights are limited to shares of Common Stock;
(b) the Demand Holders are given enforceable contractual rights to participate in registrations requested by such subsequent investors (but subject to the right of priority of registration in the following order:
such subsequent investors and the holders of Registrable Securities on a pro rata basis), such participation to be on the pro rata basis and subject to the limitations described in the final three sentences of paragraph (i) of this Section 6.1(g); (c) such rights shall not become effective prior to 90 days after the effective date of the first registration

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                                                                               6


pursuant to Section 6.1; and (d) such rights shall not be more favorable than those granted to the Demand Holders. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Company may file shelf registrations under the Securities Act (x) as required by Section 3 of the Warrant Registration Rights Agreement, substantially upon the terms and subject to the conditions contained therein, and (y) as required by Section 2(b) of the Registration Rights Agreement, substantially upon the terms and subject to the conditions contained therein.

          6.2  PIGGYBACK REGISTRATIONS.

          (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its equity securities, including, without limitation, the Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-8 or S-4 or any successor forms), and the form to be used may be used for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

          (b) PIGGYBACK EXPENSES. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

          (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all securities requested to be included in such registration; PROVIDED, that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the price, timing or distribution of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and requested to be included therein, and (iii) third, other securities (including Warrant Shares), if any, requested to be included in such registration.

          (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company

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                                                                               7


in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the price, timing or distribution of the offering, the Company will include in such registration (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and requested to be included therein, and (ii) second, other securities requested to be included in such registration.

          (e) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, the investment banker(s), underwriter(s) and manager(s) for the offering or distribution will be selected by the Company.

          (f) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to this
Section 6.2, and if such previous registration statement has not been withdrawn or abandoned, the Company (except as permitted by paragraph (g) of Section 6.1) will not file or cause to be effected any other registration of any of its equity securities, including, without limitation, the Common Stock, or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Forms S-4 or S-8, or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration or qualification.

          3. Except as expressly amended hereby, all of the provisions of the Stockholders Agreement are hereby affirmed and shall continue in full force and effect in accordance with their terms.

          4. This Amendment shall be governed and construed in accordance with the laws of the state of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of laws thereof.

          5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.



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                                                                               8


          IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this Agreement as of the date first above written.


                                        KMC TELECOM HOLDINGS, INC.


                                        By: /s/ Harold N. Kamine
                                           ------------------------------
                                             Name:
                                             Title:

                                        NASSAU CAPITAL PARTNERS L.P.

                                        By:  Nassau Capital L.L.C., its General
                                                  Partner

                                        By: /s/ Randall A. Hack
                                           ------------------------------
                                             Name: Randall A. Hack
                                             Title: Member

                                        NAS PARTNERS I L.L.C.


                                        By: /s/ Randall A. Hack
                                           ------------------------------
                                             Name: Randall A. Hack
                                             Title: Member

                                        HAROLD N. KAMINE


                                        /s/ Harold N. Kamine
                                        ---------------------------------

                                        AT&T CREDIT CORPORATION


                                        By: /s/ Daria A. Pishco
                                           ------------------------------
                                             Name: Daria A. Pishco
                                             Title: Vice President

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                                                                               9


                                        CORESTATES BANK, N.A.


                                        By: /s/ Elizabeth Elmore
                                           ------------------------------
                                             Name: Elizabeth Elmore
                                             Title: Vice President

                                        CORESTATES HOLDINGS, INC.


                                        By: /s/ Francis B. Jacobs II
                                           ------------------------------
                                             Name: Francis B. Jacobs II
                                             Title: Vice President and
                                                    Assistant Treasurer

                                        GENERAL ELECTRIC CAPITAL
                                          CORPORATION


                                        By: /s/ William D. Strittmatter
                                           ------------------------------
                                             Name: William D. Strittmatter
                                             Title: Vice President